Exhibit (i)

2005 Market Street Suite 2600 Philadelphia, PA 19103 T: 215.564.8000

August 21, 2026

Board of Trustees

Northern Funds

50 South LaSalle Street

Chicago, Illinois 60603

Re:	Post-Effective Amendment No. 207 to the
Registration Statement of Northern Funds

Ladies and Gentlemen:

We have acted as counsel to Northern Funds, a statutory trust organized under Delaware law (the “Trust”), in connection with the issuance and sale by the Trust of its shares of beneficial interest, no par value (the “Shares”), of the series of the Trust listed on Exhibit A (each a “Fund,” and collectively, the “Funds”).

This opinion is furnished in accordance with the requirements of Item 28(i) of Form N-1A under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the “Securities Act”).

We have examined the Certificate of Trust of the Trust, the Agreement and Declaration of Trust of the Trust, as amended to date (the “Declaration”), the Amended and Restated By-Laws of the Trust, as amended to date (the “By-Laws”), certain resolutions adopted by the Board of Trustees of the Trust relating to the creation, authorization, issuance and sale of the Shares, and a Certificate of Good Standing dated August 20, 2026, from the State of Delaware.

We have also examined the Registration Statement on Form N-1A filed by the Trust, on behalf of the Funds (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the Shares of the Funds and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

Stradley Ronon Stevens & Young, LLP | stradley.com

Chicago | Los Angeles | New York | Philadelphia | Washington, D.C.

We have assumed the following for purposes of this opinion:

1.	The Shares will be issued in accordance with the Declaration and By-Laws, and resolutions of the Trust’s Board of Trustees relating to the creation, authorization, issuance and sale of the Shares.

2.	The Shares will be issued against payment therefor as described in the Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Investment Company Act and Securities Act, the Shares will, when sold in accordance with the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Best regards,

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Exhibit A

1.	Northern Trust 2031 Tax-Exempt Distributing Ladder ETF
2.	Northern Trust 2036 Tax-Exempt Distributing Ladder ETF
3.	Northern Trust 2046 Tax-Exempt Distributing Ladder ETF
4.	Northern Trust 2056 Tax-Exempt Distributing Ladder ETF
5.	Northern Trust 2031 Inflation-Linked Distributing Ladder ETF
6.	Northern Trust 2036 Inflation-Linked Distributing Ladder ETF
7.	Northern Trust 2046 Inflation-Linked Distributing Ladder ETF
8.	Northern Trust 2056 Inflation-Linked Distributing Ladder ETF